EXHIBIT 10.35

                                LICENSE AGREEMENT

This License Agreement is entered into as of the 25th day of March, 2002, (the "Effective Date") by VaxGen, Inc., a Delaware corporation ("VaxGen"), and
Celltrion, Inc., a Korean corporation ("Celltrion") (each also singularly a "Party" and collectively the "Parties") as follows:

                                                                     WITNESSETH:

WHEREAS, VaxGen is the owner of certain patent rights and knowhow relating to the fermentation, purification and manufacture of recombinant proteins, as well as the owner of certain related biological materials, protocols and other knowhow;

WHEREAS, Celltrion wishes to obtain a license under such intellectual property; and

WHEREAS, VaxGen is willing to grant such a license to Celltrion on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

Article 1.0 Certain Definitions

The terms defined elsewhere in this Agreement shall have the meanings specified herein. The following terms shall have the following meanings for purposes of this Agreement:

1.1 "Facility" shall mean a certain pharmaceutical manufacturing facility to be constructed by Celltrion in Incheon, Korea, pursuant to other agreements to which Celltrion and VaxGen (and others) are party.

1.2 "Licensed Knowhow" shall mean any and all proprietary information, methods, processes, techniques, data and biologic materials which are in the possession of or controlled by VaxGen presently or hereafter during the term of this Agreement, which VaxGen is free to license or sublicense, and which are necessary or useful for the manufacture of any Licensed Product; provided however, that "Licensed Knowhow" shall not include any rights licensed to VaxGen pursuant to that certain License and Supply Agreement between VaxGen and Genentech, Inc. dated as of May 1, 1996 (the "Genentech Agreement"). "Licensed Knowhow" shall include, without limitation, those items listed or described on Exhibit "A" attached hereto.

1.3 "Licensed Patent Rights" shall mean all patents and patent applications, and all patents issuing therefrom, together with all extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations, continuations-in-part and foreign counterparts thereof or therefor, that are in the possession of or controlled by VaxGen presently or hereafter during the term of this Agreement, and which VaxGen is free to license or sublicense, to the extent that any of the foregoing relates to or claims the manufacture of any Licensed Product; provided however, that "Licensed Patent Rights" shall not include any rights licensed to VaxGen pursuant to the Genentech Agreement. "Licensed Patent Rights" shall include, without limitation, those patent applications and patents listed on Exhibit "B" attached hereto.

1.4 "Licensed Product" shall mean any pharmaceutical formulation that: (i) could not be manufactured without infringing one or more claims of the Licensed Patent Rights, or (ii) is manufactured, in whole or part, through the use of Licensed Knowhow.

Article 2.0 License Grant

2.1 License Grant. Subject to the other terms and conditions of this Agreement, VaxGen hereby grants to Celltrion an exclusive license under the Licensed Patent Rights and Licensed Knowhow to make Licensed Products in the Republic of Korea for sale any where in the world, except for AIDSVAX which is subject to a separate Sub-License Agreement. With respect to the Licensed Patent Rights or Licensed Knowhow, Celltrion shall have no rights other than the rights as granted under this Agreement

2.2 Sub-licenses. Celltrion shall have no right to sublicense its rights hereunder without the prior written consent of

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     VaxGen, which consent may be withheld by VaxGen in its sole discretion.

Article 3.0 Technology Transfer

3.1 Celltrion shall have the right to require VaxGen, at Celltrion's expense, to transfer the Licensed Patent Rights and the Licensed Knowhow to
     Celltrion. The Parties shall in good faith determine the most cost-effective and timely means of effecting such transfer, consistent with Exhibit "C" attached hereto.

3.2 VaxGen shall provide to Celltrion all the relevant documents, materials, designs, data and other information necessary for the use of the Licensed Patents Rights and the Licensed Know-how by Celltrion and for manufacturing the Licensed Product by Celltrion. The timing and method of delivery of those documents shall be determined later based on mutual agreement by the Parties.

3.3 VaxGen shall arrange, to the extent necessary for the construction and operation of the Facility and manufacture of AIDSVAX as contemplated by the Parties, for the employees of Celltrion to receive continuing and ongoing professional training and education at the pilot plant operated by VaxGen, and/or at the 12 KL facility of VaxGen or elsewhere as requested by Celltrion. Celltrion shall bear all out-of-pocket expenses for such training, including airfare and accommodations for the Celltrion employees and, to the extent such training occurs in Incheon City, for VaxGen personnel, provided, however, that the salaries of VaxGen personnel providing such professional training and education shall be borne by VaxGen. All costs of providing technical assistance relating to the design, engineering, and construction of the Facility, including out-of-pocket expenses and salaries of VaxGen personnel, shall be borne by Celltrion.

3.4 Upon the reasonable request by Celltrion, VaxGen shall dispatch its own technicians and specialists with appropriate experience and qualifications to Celltrion to assist in the transfer and use of the Licensed Patent Rights and the Licensed Knowhow by Celltrion for the manufacture of AIDSVAX. In this case, all out-of-pocket expenses for such visits by VaxGen personnel, including but not limited to airfare, accommodations, board and local transportation, shall be borne by Celltrion, and the salary for VaxGen personnel so dispatched to Celltrion shall be borne by VaxGen. VaxGen shall provide free of charge all technical assistance as reasonably necessary, including but not limited to troubleshooting problems, up to the date of validation of the Facility by the relevant regulatory authorities. Any and all expenses relating to any technical assistance provided by VaxGen personnel, including out-of-pocket expenses and their salary, that is provided to Celltrion after the date of validation shall be borne by Celltrion.

3.5 In the event that any technical assistance reasonably required by Celltrion cannot be provided by VaxGen, VaxGen and Celltrion shall meet and discuss possible approaches to obtaining such assistance, and VaxGen shall make its best efforts to procure such assistance on favorable terms to Celltrion.

3.6 All other matters relating to the transfer of technology not expressly provided herein shall be agreed upon by the Parties. The Parties shall meet and discuss the detailed program for the transfer of technology as soon as practically possible.

Article 4.0 Accounting Records

4.1 Reports. Within 90 days after the last day of each calendar quarter, Celltrion shall render to VaxGen an accounting for such calendar quarter showing, on a Licensed Product-by-Licensed Product and country-by-country basis, all sales of Licensed Products during such quarter.

4.2 Celltrion Accounting Records. Celltrion shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing sales of all Licensed Products on a country-by-country basis. Celltrion's complete books of account and supporting data therefor shall be kept at its principal place of business for at least five years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), and shall be made available for inspection and copying during regular business hours by an independent accountant retained by VaxGen at VaxGen's sole expense.

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Article 5.0 Intellectual Property Rights

5.1 Ownership. VaxGen shall retain title to the Licensed Knowhow and Licensed Patent Rights, including, without limitation, any Licensed Knowhow and Licensed Patent Rights developed or invented by VaxGen in the future. Celltrion shall retain title to any improvements to the Licensed Knowhow or Licensed Patent Rights developed or invented solely by Celltrion; provided, however, that VaxGen shall have a royalty-free non-exclusive right to practice any such improvements as it sees fit. The Parties shall own jointly any improvements to any Licensed Knowhow or Licensed Patent Rights which are developed or invented by both Parties. Designation of inventor(s) on any patent application is a matter of law, and shall be solely within the discretion of qualified patent counsel of VaxGen and Celltrion to determine in accordance with United States laws of inventorship and competent written evidence of the Parties.

5.2 Patent Filing, Prosecution and Maintenance. During the term of this Agreement,. VaxGen shall be responsible for the filing, prosecution and maintenance of all Licensed Patent Rights at its sole cost and expense; provided, however, that Celltrion shall reimburse all reasonable costs and expenses incurred by VaxGen in relation to the filing, prosecution and maintenance in Korea made for the benefit of Celltrion hereunder within 30 days of receipt of an invoice from VaxGen setting forth such costs and expenses. VaxGen shall keep Celltrion informed of the status of filing, prosecution and maintenance of Licensed Patent Rights in Korea, by: (i) updating Celltrion on a regular basis (and in any event not less frequently than annually) regarding the status of the patent applications and patents within the Licensed Patent Rights by providing Celltrion with a then-current version of Exhibit A to this Agreement and reviewing it with Celltrion as reasonably requested; and (ii) notifying Celltrion of any interference, opposition, re-examination request, nullity proceeding, appeal or other interparty action or reissuance proceeding involving the Licensed Patent Rights in Korea.. VaxGen shall determine in its sole discretion whether or not to file, perfect, prosecute, maintain or take or not take any other action with respect to any patent application or patent within the Licensed Patent Rights generally or in Korea (including, without limitation, any interference, opposition, re-examination request, nullity proceeding, appeal or other interparty action or reissuance proceeding involving the Licensed Patent Rights). However, if VaxGen desires to take (or not take) any such action in or for the benefit of Korea but Celltrion is not prepared to reimburse VaxGen therefor as required hereunder, in such case VaxGen shall be free to take (or not take) such action at its sole cost and expense and, on notice from VaxGen to Celltrion, the rights licensed to  Celltrion  under this  Agreement  with  respect to such patent application or patent shall return to VaxGen and thereafter be excluded from the Licensed Patent Rights.

5.3  Patent Infringement

     (a) If either Party learns that a third party is infringing or allegedly infringing any Licensed Patent Rights, it shall promptly notify the other Party thereof. The Parties shall cooperate and use reasonable efforts to stop such alleged infringement without litigation.

     (b) VaxGen shall have the sole right (but not the obligation) to take the appropriate steps to remove the infringement or alleged of Licensed Patent Rights, including, without limitation, initiating a suit, proceeding or other legal action.

5.4 Third Party Patent Rights. If a notice of infringement is received by, or a suit is initiated against, either Party with respect to any Licensed Product, the Parties shall consult in good faith regarding the best response.

Article 6.0 Confidentiality

6.1 Confidentiality. In the course of performance of this Agreement, one Party may disclose to the other Party or receive from the other Party information which is confidential information of the disclosing Party. In order to be considered confidential information of the disclosing Party, such information must be in writing and designated as confidential, or if disclosed orally must be confirmed in writing to the other Party as confidential within 30 days after such oral disclosure ("Confidential Information"). In addition, for the purposes of this Agreement, Confidential Information shall not include information that (in each case as evidenced by written records or other competent evidence):

     (a) was known to the receiving Party at the time of disclosure hereunder by the disclosing Party;

     (b) was generally available to the public or was otherwise part of the public domain at the time of disclosure hereunder, or became generally available to the public or otherwise part of the public domain after disclosure hereunder other than through any act or omission of the receiving Party in breach of this Agreement;
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     (c)  became known to the  receiving  Party after  disclosure  from a source that had a lawful right to disclose such information to others; or

     (d) was independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party.

     Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party the other Party's Confidential Information for a period of five years from the date of disclosure hereunder, except as otherwise permitted by this Agreement or with the other Party's prior consent. The foregoing notwithstanding, each Party may disclose Confidential Information of the other Party during any official proceeding before a court or governmental agency, or as a part of a patent application filed on inventions made under this Agreement, or as necessary in order to manufacture Licensed Products as contemplated herein; provided that the Party whose Confidential Information is included in such application shall have the opportunity to review such proposed disclosure at least 30 days prior to the date of such filing and does not object in writing to such proposed disclosure. In the event of an objection the consultation provisions of Section 7.2 below shall apply.

Article 7.0 Representations and Warranties

7.1 Disclaimer. Except as expressly provided in this Agreement, the Parties disclaim all other representations and warranties, express or implied, including, without limitation, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, or NON-INFRINGEMENT.

7.2 Mutual Representations and Warranties. Each party represents and warrants to the other Party that the representing and warranting Party, to its best knowledge: is free to enter this Agreement and in so doing it will not violate any other agreement to which it is party or subject.

7.3 Representations and Warranties by VaxGen. VaxGen represents and warrants to Celltrion that it has the right to grant the license set forth hereinabove, free from any inconsistent claims or restrictions in favor of any third party.

     (a) the Licensed Patent Rights and Licensed Knowhow, taken together with the intellectual property rights to be licensed and transferred to Celltrion pursuant to a certain sublicense agreement between the Parties of even date herewith (the "Sublicense Agreement") , are suitable and adequate to manufacture the Vaccine (as defined in the Sublicense Agreement) at the scale currently produced by Genentech;

     (b) no license of additional intellectual property from any third party is necessary in order to manufacture the Vaccine as contemplated in that certain Supply Agreement (the "Supply Agreement") between the Parties of even date herewith; and

     (c) to the best of VaxGen's knowledge, manufacture of the Vaccine as contemplated in the Supply Agreement will not infringe upon the intellectual property rights of any third party.

Article 8.0 Liability

8.1 Limitation of Liability. Neither Party shall be liable to the other for indirect, incidental, special or consequential damages arising out of or resulting from any term or condition of this Agreement or with respect to their performance or lack thereof.

8.2 Indemnification by Celltrion. Celltrion shall indemnify, defend and hold harmless VaxGen and its directors, officers, employees, agents and affiliates from and against all costs, claims, suits, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from the manufacture by Celltrion of any Licensed Product, except to the extent that such cost, claim, suit, expense or damage arose or resulted from any willful or negligent act or omission by VaxGen. Celltrion's indemnification obligations hereunder shall be conditioned upon VaxGen (i) giving reasonable notice to Celltrion of any such claim or action, (ii) tendering the defense of such claim or action to Celltrion,
     (iii) reasonably assisting Celltrion (at Celltrion's expense) in investigating and defending such claim or action, and (iv) not compromising or settling such claim or action without Celltrion's prior consent.

8.3 Indemnification by VaxGen. VaxGen shall indemnify, defend and hold harmless Celltrion and its directors, officers, employees, agents and affiliates from and against all costs, claims, suits, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from the use or sale by VaxGen of any Licensed Product, except to the extent that such cost, claim, suit, expense or damage arose or resulted from any willful or negligent act or omission by Celltrion. VaxGen's indemnification obligations hereunder shall be conditioned upon Celltrion: (i) giving reasonable notice to VaxGen of any such claim or action, (ii) tendering the defense of such claim or action to VaxGen, (iii) reasonably assisting VaxGen (at VaxGen's expense) in investigating and defending such claim or action, and (iv) not compromising or settling such claim or action without VaxGen's prior consent.

8.4 Insurance. Without limiting any indemnification obligations under this Agreement, Celltrion shall obtain and maintain on an on-going basis for the time period specified herein below comprehensive general liability and products liability insurance (including contractual liability coverage of Celltrion's indemnification obligations under this Agreement) in the amount of at least $5 million per occurrence and annual aggregate combined single limit for bodily injury and property damage liability, with such insurance coverage to be maintained with an insurance company or companies reasonably acceptable to VaxGen and with a deductible or maximum self-insured retention not to exceed $500,000 per occurrence and annual aggregate. Celltrion shall obtain such insurance coverage no later than 90 days prior to the commencement of the first human clinical trial testing of any Licensed Product (other than AIDSVAX, as addressed by separate agreement of the Parties) and thereafter shall maintain such insurance coverage without interruption during the term of this Agreement and for a period of at least 10 years after the expiration or termination of this Agreement. Such insurance shall name VaxGen as an additional insured, shall state that it is primary to any valid and collectible insurance available to VaxGen which also covers the same loss for which Celltrion has liability pursuant to the Agreement shall contain a cross-liability or severability of interest clause, and shall state that VaxGen will be provided with at least 30 days' advance written notice of any termination, cancellation or material change in the insurance policy. Celltrion shall provide VaxGen with evidence of such insurance coverage as required under this Agreement by no later than the deadline specified above for obtaining such insurance coverage, and thereafter shall continue to provide VaxGen with evidence of such required insurance coverage on an annual basis (by not later than each annual renewal date of such coverage) during the term of this Agreement and for a period of at least 10 years after the expiration or termination of this Agreement. Celltrion may satisfy its obligation to provide evidence of such required insurance coverage by providing VaxGen with complete copies of the insurance policies themselves or certificates from its insurance company or companies evidencing the coverage required hereunder.

Article 9.0 Term and Termination

9.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall expire on the 15th anniversary of the Effective Date. Following expiration, Celltrion shall retain a perpetual, royalty-free right to continue to use the Licensed Knowhow and Licensed Patents existing as of the date of expiration in the manner provided in Section 2.1, above.

9.2 Termination for Default. Failure by either Party to comply with any of its material obligations set forth in this Agreement shall entitle the non-defaulting Party to give the defaulting Party a notice specifying the nature of the default and requiring the defaulting Party to make good its default. If such default is not cured within 30 days after such notice, the non-defaulting Party shall be entitled, without prejudice to any of its other rights under this Agreement or available to it at law or in equity, to terminate this Agreement effective upon a notice of termination to the defaulting Party.

9.3 Termination for Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, by notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, provided that in any such case such event shall have continued for 60 days undismissed, unbonded and undischarged. Furthermore, all rights and licenses granted under to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code.

9.4 Unilateral Termination. Celltrion shall have the right to terminate this Agreement, in its sole discretion, on six months' prior notice to VaxGen.

9.5  Effect of Termination

     (a) Expiration or termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination, and shall not relieve either Party from its obligations which are expressly indicated to survive expiration or termination of this Agreement; such rights and obligations include, without limitation, those under Sections 4.2, 5.3, 5.4, 6.1, 8.1, 8.2, 8.3, 9.5, 10.1,
          10.2, and 10.5 of this Agreement.

     (b) On any termination of this Agreement (other than by virtue of expiration of its term) Celltrion promptly shall return to VaxGen all tangible Licensed Patent Rights, Licensed Knowhow and other property owned by VaxGen (whether solely or jointly with Celltrion) that are in Celltrion's possession or control, including, without limitation, all biological materials and improvements to Licensed Patent Rights or Licensed Knowhow.

Article 10.0 General Provisions

10.1 Notices. Any notice, request, delivery, demand, report, accounting, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the same day as delivery if delivered in person or transmitted by telecopier (with confirmed answer-back) in any case by 5:00 p.m. local time, on the next business day if sent by overnight courier service, and in three business days if sent by registered or certified mail, in any case addressed to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party in accordance with this Section:

         If to VaxGen, addressed to:    VaxGen, Inc.
                                        1000 Marina Boulevard
                                        Brisbane, CA 94005-1841
                                        Attn: Dr. Lance K. Gordon, CEO

         If to Celltrion, addressed to: Celltrion, Inc.
                                        Hanmi Bank Building, 13th Floor
                                        1127, Guwol-Dong, Namdong-Gu
                                        Incheon City, 405-220, Korea
                                        Attn: Mr. James P. Panek

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (other than its choice of law principles).

10.3 Entire Agreement. Except for a certain Sublicense Agreement between the Parties of even date herewith, this Agreement is the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes and cancels any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof.

10.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns, subject to the remainder of this Section 10.4. This Agreement shall not be assignable by either Party in whole or in part without the other Party's prior consent in its sole discretion, except that either Party may assign this Agreement in whole or in part without the other Party's consent in connection with any consolidation, merger, redemption, put or sale of stock, conveyance of substantially all of the assigning Party's assets, or change-of-control transaction that involves the assigning Party.

10.5 Dispute Resolution. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, the Parties shall try to settle it amicably between themselves including first referring such dispute, controversy or claim to a member of each Party's Board of Directors for resolution. If the Parties are unable to so settle such dispute, controversy or claim within 30 days after such referral, then either Party may, by notice to the other, have it referred to their respective chief executive officers for attempted resolution by good faith negotiations within 30 days after such notice. In the event the chief executive officers are not able to resolve it, either Party may at any time after the 30-day period invoke the arbitration provisions of this Section 10.5.

      All arbitration proceedings shall be conducted in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce, in English. All arbitration proceedings shall be in San Francisco, California if initiated by Celltrion and in Seoul, Korea, if initiated by VaxGen. The Party requesting arbitration shall serve upon the other Party a demand for arbitration stating the substance of the controversy, dispute or claim, and the contention of the Party requesting arbitration. Within 60 days after the demand, the Parties shall each select one arbitrator, which arbitrators shall together select a third arbitrator. The three arbitrators are to act as neutral arbitrators and shall have no past, present or anticipated future affiliation with the Parties which would unduly influence the independence of an arbitrator. The decision of the arbitrators shall be in writing setting forth the basis therefore.

      The arbitrators shall have the authority to award compensatory damages, interest, tort damages (but not punitive or similar damages) and specific performance and other equitable relief. The Parties shall abide by the award rendered in such arbitration proceeding, and such award may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is sought. During such arbitration proceedings, each Party shall pay its arbitrators' fees, administration charges and related expenses of arbitration. The losing Party shall thereafter reimburse the prevailing Party for all such costs incurred in connection with such arbitration.

10.6 Waiver. The waiver by either Party of any breach of or default under any of the provisions of this Agreement or the failure of either Party to enforce any of the provisions of this Agreement or to exercise any right thereunder shall not be construed as a waiver of any other breach or default or a waiver of any such rights or provisions hereunder.

10.7 Severability. If any part of this Agreement shall be held invalid, illegal or unenforceable by any court of authority having jurisdiction over this Agreement or either Party, such part shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the Parties. If unreformable, this Agreement shall be divisible and deleted in such jurisdiction, but elsewhere shall not be affected.

10.8 Publicity. Celltrion and VaxGen shall consult and obtain mutual consent before making any public announcement concerning this Agreement, the subject matter hereof or use of the other Party's name, except for information that is already in the public domain or where the nature of such information has been previously approved for disclosure (in which case this Section 10.8 will no longer apply to that previously approved information).

10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

10.10 No Other Rights. No rights or licenses, express or implied, are granted to Celltrion by this Agreement to use in any manner any trade name or trademark of VaxGen, or any other intellectual property not expressly covered by this Agreement.

10.11 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement (except as otherwise provided in this Agreement) for any default or delay of the other Party in its performance under this Agreement that is attributable to an act of God, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of the affected Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder for the period of time that it is so disabled.

10.12 Headings. Headings are for the convenience of reference only and shall not control the construction or interpretation of any of the provisions of this Agreement.

10.13 No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other Party.

10.14 Modification. Any modification to this Agreement shall be made in writing duly signed by both Parties.

IN WITNESS WHEREOF, the Parties each have caused this Agreement to be duly executed by its duly authorized representative as of the date set forth above.

VAXGEN, INC.                         CELLTRION, INC.

By: ______________________           By: ______________________________
Name: Dr. Lance K. Gordon            Name: Mr. Jung-Jin Seo
Title: Chief Executive Officer       Title: Co-Representative Director


                                     CELLTRION, INC.

                                     By: ______________________________
                                     Name: Mr. James P. Panek
                                     Title: Co-Representative Director

                                    Exhibit A

                                Licensed Knowhow

                                                             Platform Technology

VaxGen will provide to Celltrion all necessary knowhow to establish a platform technology capability for the design, startup and validation, operation and FDA licensure of a commercial scale cell culture manufacturing operation suitable for production of bulk human therapeutic proteins, including AIDSVAX and monoclonal antibodies.

This transfer  will include  platform  technology  required for:

      o     Seed culture preparation and culture expansion

      o     Commercial scale cell culture

      o     Cell separation, harvest and cell inactivation

      o     Commercial   scale   affinity,   ion  exchange  and  size  exclusion
            chromatography

      o     Viral inactivation/removal

      o     Ultrafiltration, diafiltration and tangential flow filtration

      o     Media and buffer preparation

      o     All associated analytical methods

VaxGen will establish this platform technology capability by providing knowhow in the following categories:

Facility Design

Overall plant design and layout concepts
Process flow, material flow and personnel flow requirements
Area classifications and architectural finish requirements
Air flow and pressurization requirements
Utility requirements
Support services and laboratory requirements

Process Design

Process descriptions
Process flow diagrams
Process controls and automation strategy
Equipment lists
Equipment layouts
Process and instrumentation drawings

Startup and Validation

Validation Master Plan
Turn-over Package requirements
Installation, Operation and Performance Qualification (IQ,OQ,PQ) requirements Controls Qualification
Environmental monitoring (particulate, bioburden)requirements
Equipment cleaning and product change-over requirements
Sterility testing requirements
Documentation system requirements
Calibration and preventative maintenance requirements

Operations

Personnel training requirements and records
Access and gowning procedures
Process and equipment trouble shooting
Trial run and "buffer blank" planning and execution support
Process deviation and Out Of Spec (OOS) investigation requirements and support Cell Culture contamination prevention plans and investigation support
Quality Systems SOP's

Licensure Support

FDA Facility Plan review preparation and coordination
CMC section requirements to support BLA amendment
FDA inspection preparation and mock audits
FDA inspection participation and coordination
Inspection observations resolution

                                    Exhibit B

                             Licensed Patent Rights

There are no issued patents or patent applications filed relating to the Licensed Patent Rights as of the date of execution of the License Agreement.

                                                                       Exhibit C

                         Schedule of Technology Transfer

The knowhow described in Exhibit A will be transferred in phases corresponding to the forecasted schedule for development of the Launch facility and the Incheon facility. Transfer of knowhow will be initiated in the following phases:

     Launch and Incheon Facilities Design                           1Q02 - 4Q02

o    Platform Technology Facility Design

o    Platform Technology Process Design

o    AIDSVAX Method of Manufacture

         Lists of raw material

         Process flow chart

         Cell substrate/host cell descriptions

         Expression vector descriptions

         Cell seed culture procedures

         Cell growth and harvesting procedures

         Purification and downstream processing procedures


|_|  AIDSVAX Process Description

|_|  AIDSVAX Validation Requirements and Master Plan

     Launch Facility Start-up, Validation and Operation              1Q03 - 3Q04
     overlapping with Incheon Facility Construction

|_|  Platform Technology Startup and Validation

|_|  Platform Technology Operations

|_|  AIDSVAX Validation Requirements and Master Plan (Incheon Facility)

|_|  AIDSVAX Drug Substance Storage and Shipping Requirements

|_|  AIDSVAX Process validation procedures and data

|_| Copies of completed batch history records for actual AIDSVAX launch facility qualification production lots (completed Manufacturing and Analytical Testing "tickets").

|_|  AIDSVAX Regulatory Documents (and subsequent updates)

|_|  Associated Training of Celltrion Staff

     Incheon Facility Start-up and Validation                        3Q04 - 4Q05

|_|  AIDSVAX Materials

|_|  AIDSVAX Description and Characterization

|_|  AIDSVAX Process Controls

|_|  AIDSVAX Drug Substance Specifications and Analytical Methods

|_|  AIDSVAX Manufacturing Documents

|_|  AIDSVAX Analytical Documents

|_|  Other AIDSVAX Quality Documents and Support

|_|  Associated Training of Celltrion Staff

     Incheon Facility Licensure, Technology 4Q05 - Expiration of Supply Agreement and Quality Support

|_|  Platform Technology and AIDSVAX Specific Licensure Support

|_|  Associated Training of Celltrion Staff